Exhibit 24.1

FORM OF LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, [Name of Director], a member of the Board of Directors of Callaway Golf Company, a Delaware corporation (the “Company”), with its principal executive offices in Carlsbad, California, do hereby constitute, designate and appoint each of Bradley J. Holiday and Brian P. Lynch, each of whom are officers of the Company, as my true and lawful attorneys-in-fact, each with full power of substitution, with full power to act without the other and on behalf of and as attorney for me, for the purpose of executing and filing with the Securities and Exchange Commission the Company’s Registration Statement on Form S-8 (the “Registration Statement”) for the offer and sale of shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2004 Incentive Plan and the Company’s 2013 Non-Employee Directors Stock Incentive Plan, and any and all amendments thereto (including post-effective amendments), and any subsequent registration statement that the Company may file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with the Registration Statement, and to do all such other acts and execute all such other instruments which said attorney may deem necessary or desirable in connection therewith.

I have executed this Limited Power of Attorney effective as of May     , 2013.

[Name of Director]